UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, the Compensation Committee of the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) granted to all Company employees options to purchase a total of 1,747,929 shares of the Company’s common stock (the “Retention Options”) pursuant to the Company’s Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”). The Retention Options will vest in equal annual installments over the four year period beginning on the grant date of May 23, 2016 and ending on the fourth anniversary of the grant date. The number of Retention Options granted to each of the Named Executive Officers included in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) is as follows:

Employee	Title	Retention Options
Jon Stonehouse	President and Chief Executive Officer	337,050
William P. Sheridan, MB BS	Senior Vice President and Chief Medical Officer	148,302
Thomas R. Staab, II	Senior Vice President and Chief Financial Officer	129,427
Yarlagadda S. Babu	Senior Vice President of Drug Discovery	129,427
Lynne M. Powell	Senior Vice President and Chief Commercial Officer	129,427

At the Annual Meeting held on May 23, 2016, the stockholders of the Company approved, by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote, a proposal to amend the Stock Incentive Plan to (i) increase the number of shares available for issuance under the Stock Incentive Plan by 3,800,000 shares to 14,851,204 shares as of March 28, 2016 and (ii) provide for (A) a minimum one-year vesting period for nearly all “full-value” future awards, (B) the elimination of “single trigger” vesting of future awards upon a change in control when the awards are assumed or converted, and its replacement with “double trigger” vesting protections in that event, and (C) express prohibitions on direct and indirect repricings of stock options and stock appreciation rights. Effective following the Annual Meeting, the Board further amended the Stock Incentive Plan to increase the number of options to purchase common stock granted automatically to non-employee directors pursuant to Article Four of the Stock Incentive Plan. Pursuant to the Stock Incentive Plan, as so amended, newly appointed non-employee directors will receive an automatic grant of 60,000 stock options, pro rated for the number of months remaining until the next scheduled annual meeting of stockholders, and incumbent non-employee directors will receive an automatic grant of 30,000 stock options immediately after each annual meeting of stockholders. All such stock options will vest monthly in equal portions until the next scheduled annual meeting of stockholders.

The description of the Stock Incentive Plan in this report does not purport to be complete and is qualified by reference to the full text of the Stock Incentive Plan, a current copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on May 23, 2016 for the purpose of: (1) electing two directors to serve for a term of three years and until a successor is duly elected and qualified; (2) ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016; and (3) approving an amendment to the Stock Incentive Plan to (i) increase the number of shares available for issuance under the Stock Incentive Plan by 3,800,000 shares to 14,851,204 shares as of March 28, 2016 and (ii) provide for (A) a minimum one-year vesting period for nearly all “full-value” future awards, (B) the elimination of “single trigger” vesting of future awards upon a change in control when the awards are assumed or converted, and its replacement with “double trigger” vesting protections in that event, and (C) express prohibitions on direct and indirect repricings of stock options and stock appreciation rights.

The nominees for director were elected by the following votes:

	FOR	WITHHELD
Fred E. Cohen, M.D., D.Phil.	23,838,523	11,123,584
Kenneth B. Lee, Jr.	34,786,610	175,497

In addition, there were 25,642,055 broker non-votes for each director.

The proposed ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 was approved by the following votes:

FOR	60,362,604
AGAINST	206,672
ABSTAIN	34,886

The proposed amendment to the Company’s Stock Incentive Plan to increase the number of shares available for issuance and to provide for (A) a minimum one-year vesting period for nearly all “full-value” future awards, (B) the elimination of “single trigger” vesting of future awards upon a change in control when the awards are assumed or converted, and its replacement with “double trigger” vesting protections in that event, and (C) express prohibitions on direct and indirect repricings of stock options and stock appreciation rights:

FOR	32,786,134
AGAINST	2,010,621
ABSTAIN	165,352
BROKER NON-VOTES	25,642,055

There was no other business voted upon at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	BioCryst Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on May 23, 2016 (File No. 333-211529)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2016	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel,
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	BioCryst Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on May 23, 2016 (File No. 333-211529)).